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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2015

PALMETTO BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

South Carolina	No. 0-26016	No. 74-2235055
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

306 East North Street

Greenville, South Carolina 29601

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(800) 725-2265

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 1, 2015, United Community Banks, Inc. (“United”), the bank holding company for United Community Bank, completed its acquisition by merger of Palmetto Bancshares, Inc. (the “Company”), the bank holding company for The Palmetto Bank (the “Merger”). The Company merged with and into United, with United as the surviving entity. The Merger was completed pursuant to an Agreement and Plan of Merger dated as of April 22, 2015 (the “Merger Agreement”).

Upon the closing of the Merger, each outstanding share of the Company’s common stock, other than shares held by the Company, United or any of their respective wholly owned subsidiaries, was converted into the right to receive 0.97 shares of United’s common stock or $19.25 in cash, or a combination thereof. Pursuant to the terms of the Merger Agreement, the total merger consideration was prorated to ensure that 30% of the total outstanding shares of the Company’s common stock was exchanged for cash and 70% of the total outstanding shares of the Company’s common stock was exchanged for shares of United common stock in the Merger. Based on the merger consideration election results, the stock option was oversubscribed. Therefore, for each share of Company common stock that a shareholder of the Company elected to convert into United common stock, such shareholder will receive 25.685315% of the merger consideration for such share in cash and 74.314685% of the merger consideration for such share in United common stock.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2015.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 31, 2015, the Company notified NASDAQ Stock Market LLC (“Nasdaq”) that the Merger would be effective at 12:01 a.m. on September 1, 2015. After the close of trading on August 31, 2015, Nasdaq filed with the SEC an application on Form 25 to remove the Company’s common stock from listing on Nasdaq and withdraw the registration of the Company’s common stock under Section 12(b) of the Securities and Exchange Act of 1934, as amended. In connection with the completion of the Merger, trading of the Company’s common stock on Nasdaq ceased before the opening of trading on September 1, 2015. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03	Material Modifications to Rights of Security Holders.

Upon the completion of the Merger, outstanding shares of the Company’s common stock (other than shares held by the Company, United, or any of their respective wholly owned subsidiaries) were converted into the right to receive 0.97 shares of United’s common stock or $19.25 in cash, or a combination thereof. As described in the Company’s Current Report on Form 8-K filed August 12, 2015, the Merger and the Merger Agreement were approved by the Company’s shareholders at the special meeting of shareholders held on August 12, 2015. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

Upon the completion of the Merger on September 1, 2015, the Company merged with and into United and, accordingly, a change in control of the Company occurred. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.,
successor to Palmetto Bancshares, Inc.

By:	/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and
Chief Financial Officer

Date: September 4, 2015